As filed with the Securities and Exchange Commission
                  on December 20, 2002, Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                77-035-5502
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                     Identification No.)

500 Westridge Drive Watsonville, California         95076-4100
(Address of Principal Executive Offices)            (Zip Code)


                                WEST MARINE, INC.
                       1993 OMNIBUS EQUITY INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)
                     Telephone number of agent for service:
                                 (202) 776-2000



                                                    CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered(1)         Offering Price Per       Aggregate Offering    Registration Fee(2)
                                               Share(1)(2)              Price(1)(2)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------

Common Stock, $0.001               0                     N/A                     N/A                   $0.00
Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(1) On December 15, 1993, West Marine, Inc. ("West Marine") filed with the Securities Exchange Commission (the "SEC") a registration statement on Form S-8 (File No. 333-72956) to register 675,000 shares of West Marine's common stock (the "1993 Registration Statement"), and such other shares of its common stock as may be issued pursuant Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), to be issued under the West Marine, Inc. 1993 Omnibus Equity Incentive Plan (the "1993 Plan "). On April 18, 1996, West Marine registered an additional 1,200,000 shares of common stock on Form S-8 (File No. 333-3728) to be issued under the 1993 Plan (the "1996 Registration Statement"). In July of 1996. West Marine effected a 2 for 1 stock split. Following the stock split, pursuant to Rule 416 of the Securities Act, there were 3,750,000 shares of West Marine's common stock registered under the 1993 Plan. As of the date hereof, 1,211,330 shares remain authorized for issuance under the 1993 Plan. Effective May 3, 2002, the shareholders of West Marine approved the adoption of the new West Marine, Inc. Omnibus Equity Incentive Plan (the "Equity Incentive Plan"). The Equity Incentive Plan amends, restates and replaces the 1993 Plan. Thus, in accordance with the guidance provided in Telephone Interpretations G89 and G90 of the Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, date July 1997 and General Instruction E to Form S-8 (collectively, the "SEC Guidance"), West Marine hereby deregisters the 3,750,000 shares of common stock under the 1993 Plan currently registered under the 1996 Registration Statement. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 1996 Registration Statement, West Marine is filing a Registration Statement on Form S-8 for the Equity Incentive Plan (the "Equity Incentive Plan Registration Statement"). The Equity Incentive Plan Registration Statement shall register the 3,750,000 shares of West Marine's common stock under the 1993 Plan as issuable under the Equity Incentive Plan. Therefore, in accordance with the SEC Guidance, West Marine intends that the 3,750,000 shares deregistered by this Amendment No. 1 to the 1996 Registration Statement, and the previously paid $24,540.81 aggregate filing fee applicable to such shares, be applied to the shares to be registered under the Equity Incentive Plan and to the filing fee to be paid for filing the Equity Incentive Plan Registration Statement.

(2) The aggregate registration fee of $24,540.81 for the registration of 3,750,000 shares was paid by West Marine upon the filing of the 1993 Registration Statement and the 1996 Registration Statement. However, pursuant to Note (1) above, West Marine intends that such registration fee be credited to the registration of the 3,750,000 shares under the Equity Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Pursuant to General Instruction E, and unless otherwise noted herein, the contents of the 1993 Registration Statement and the 1996 Registration Statement pertaining to the 1993 Plan, including all exhibits thereto and all periodic reports that West Marine filed after the 1993 and 1996 Registration Statements, or will file subsequent to this Registration Statement to maintain current information about West Marine, are incorporated by reference.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

         No consents are required as this Amendment No. 1 to the 1993 Plan is deregistering shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watsonville, State of California on this 29th day of October, 2002.

                                       WEST MARINE, INC.

                                           /s/ John Edmondson
                                       By:_________________________________
                                                  John Edmondson
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                          Date
---------                                            --------                          ----

/s/ John Edmondson
 ____________________________________             President, Chief Executive       October 29, 2002
 John Edmondson                                   Officer and Director

/s/ Richard E. Everett
 ____________________________________             Chief Operating Officer and      October 29, 2002
 Richard E. Everett                               Director

/s/ Russell Solt
 ____________________________________             Executive Vice President and     October 29, 2002
 Russell Solt                                     Chief Financial Officer
                                                  (Principal Financial Officer)
 /s/ Eric Nelson
 ____________________________________             Vice President, Finance and      October 29, 2002
 Eric Nelson                                      Chief Accounting Officer
                                                  (Principal Accounting Officer)
/s/ Randolph K. Repass
 ____________________________________             Director                         October 29, 2002
 Randolph K. Repass

/s/ Geoffrey A. Eisenberg
 ____________________________________             Director                         October 29, 2002
 Geoffrey A. Eisenberg

/s/ David McComas
 ____________________________________             Director                         October 29, 2002
 David McComas

/s/ Peter Roy
 ____________________________________             Director                         October 29, 2002
 Peter Roy

/s/ Daniel J. Sweeney
 ____________________________________             Director                         October 29, 2002
 Daniel J. Sweeney

/s/ William U. Westerfield
____________________________________              Director                         October 29, 2002
 William U. Westerfield
